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                                                                  EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                MYR GROUP INC..

                                    OFFICES


Section 1. Registered Office in Delaware. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                            MEETINGS OF STOCKHOLDERS


Section 3. Place. All meetings of the stockholders for the election of directors shall be held in Chicago, Illinois, at such place as may be fixed from time to time by the board of directors or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without duly executed waiver of notice thereof.

Section 4. Time and Purpose of Annual Meeting. Annual meetings of stockholders, commencing with the year 1989, shall be held on the last Tuesday in April, if not a legal holiday; and if a legal holiday, then on the next succeeding business day, at 2:00 PM, or at such other date and time as shall be designated from time to time by resolution adopted by a vote of two-thirds of all the directors then in office and stated in the notice of the meeting, at which, subject to the provisions of the certificate of incorporation, they shall elect directors by a plurality of the votes cast and transact such other business as may properly be brought before the meeting. Elections of directors may be by voice vote, rather than by written ballot, unless by resolution adopted by the majority vote of the stockholders represented at the meeting, the election of directors by written ballot is required.

            To be properly brought before a meeting of the stockholders, business must be specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the board of directors or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice of the business to the corporate secretary. To be timely, a stockholder's notice must be in writing delivered to or mailed, postage prepaid, and received by the corporate secretary not less than 45 days nor more than 60 days prior to the meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting



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            is given to stockholders, notice by the stockholder to be timely must be received by the corporate secretary not later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the stockholder proposes to bring before the meeting, the notice to the corporate secretary shall include (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder proposing the business,
            (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

            Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 4.

            The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4. If the chairman determines that business was not properly brought before the meeting, the business shall not be transacted.

            This Section 4 may be amended by the board of directors so as to change the provisions of the first sentence hereof with respect to the date of the annual meeting only by resolution adopted by a vote of two-thirds of all of the directors then in office.

Section 5. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days (or in case a vote of stockholders on a merger or consolidation is one of the stated purposes of the annual meeting, not less than twenty nor more than sixty days) before the date of the meeting.

Section 6. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list arranged in alphabetical order of the stockholders entitled to vote at the meeting and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 7. Calling of Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.


Section 8. Notice of Special Meeting. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days (or in case a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than twenty nor more than sixty days) before the date of the meeting to each stockholder entitled to vote at such meeting.



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Section 9.  Business at Special Meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 10. Quorum.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If, how-ever, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11. Required Vote.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 12. Voting of Shares.  Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.


                               BOARD OF DIRECTORS


Section 13. Number, Election, and Tenure.  The number of directors which shall constitute the whole board of directors shall be five. Subject to the provisions of the certificate of incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 14 of these bylaws, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. Any director may resign at any time upon written notice to the corporation.
            Directors need not be stockholders.

            Nominations for election to the board of directors of the corporation at a meeting of stockholders may be made by the board or on behalf of the board, by any nominating committee appointed by that board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the board, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the corporate secretary not less than 45 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the corporate secretary not later than the close of business on the 7th day following the day on which the notice of meeting was mailed.
            The notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business


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            address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (vi) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vii) the executed consent of each nominee to serve as a director of the corporation if elected.

            Except for the Chairman of and Chief Executive Officer of the Company, any director who is or has been an employee of the Company shall be required to retire from the Board of Directors as of the annual meeting of stockholders next following such director's sixty-fifth (65th) birthday. Non-employee directors and the Chairman and Chief Executive Officer of the Company shall be required to retire from the Board of Directors at the end of the term during which such director reaches seventy (70) age. No nomination for election as director shall be accepted if such nominee is seventy
            (70) years of age or older at the commencement of the term of such directorship.

            The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 14. Filling of Vacancies and Newly Created Directorships. Vacancies and
            newly created directorships resulting from any increase in the authorized number of directors may be filled by the stockholders or by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the expiration of the term or office of the directors of the class to which such director was elected and until his successor is elected and qualified or until his earlier death, resignation, or removal.

Section 15. General Powers.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 16. Place of Meetings.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 17. Annual Meeting.  An annual meeting of the board of directors shall be held without other notice than by this bylaw immediately after and at the same place as the annual meeting of stockholders. In the event of the failure to hold such a meeting at such time and place, a meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or as shall be specified in a written waiver signed by all of the directors.

Section 18. Regular Meetings.  In addition to the annual meeting of the board of directors, regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.


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Section 19. Special Meetings.  Special meetings of the board of directors may be called by the chief executive officer on not less than twenty-four hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of two directors.

Section 20. Quorum.  At all meetings of the board of directors a majority of the total number of directors then constituting the whole board of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 21. Action by Unanimous Written Consent.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 22. Telephonic Participation.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any member of the board of directors or of any committee thereof designated by such board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting.

Section 23. Compensation.  The directors shall receive such compensation as may be fixed from time to time by the board of directors which may include reimbursement of their expenses, if any, incurred in attending any meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, may receive such compensation as shall be fixed from time to time by the board of directors.

Section 24. Committees of Directors.  The board of directors shall have an Audit
            Committee and such other committees as the board may designate by resolution passed by a majority of the whole board. Each committee shall consist of at least two members of the board of directors, the number and identity of such members to be designated by resolution adopted by a majority of the whole board. Each such committee shall have and may exercise the authority to carry-out the duties of the committee, such duties to be established by resolution passed by a majority of the whole board of directors. Except as otherwise provided in the resolution establishing the committee and/or designating the number and identity of its members, each member of a committee shall serve until a successor has been designated or his earlier death, resignation or removal. Except as otherwise provided in the resolution establishing the committee and/or designating the number and identity of its members, any vacancy in any committee may be filled and any member of any committee may be removed by resolution passed by a majority of the whole board of directors.

Section 25. Meetings of Committees.  Regular meetings of any committee of the board may be held without notice at such times and places as shall from time to time be determined by the committee. Special meetings of any committee may be called by



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            any member thereof upon not less than twenty-four hours' notice stating the place, date, and hour of the meeting, which notice may be written or oral and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the members of such committee at their business addressees. Such notice need not state the business proposed to be transacted at the meeting.

            A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof and action by any committee must be authorized by the affirmative vote of a majority of the members thereof present at a meeting at which a quorum is present. If a quorum of regular or alternate members of any committee is not present at a meeting of the committee, the members thereof present at any meeting and not disqualified from voting (provided there are at least two) may unanimously appoint another member or members of the board of directors to act at the meeting in the place of any such absent or disqualified member in order to make a quorum; provided that at any such meeting, the committee shall not revise or rescind any previous action of the committee without the affirmative vote of a majority of the regular members present.

            Each committee shall have a chairman appointed by the board of directors who shall preside at all meetings of such committee. Each committee may fix its own rules of procedure which shall not be inconsistent with these bylaws. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                                    NOTICES


Section 26. Method of Giving Notice.  Whenever, under the provisions of any statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation with postage thereon prepaid and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram and shall be deemed to be given at the time of delivery to the telegraph company. Notice to any member of a committee of the board of directors as such may be given orally.

Section 27. Waiver of Notice.  Whenever any notice is required to be given under the provisions of any statute or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    OFFICERS


Section 28. Officers of the Corporation.  The officers of the corporation shall consist of the following: a chairman of the board; a president; one or more vice presidents (the number thereof to be determined by the board of directors and any one or more who may be designated by the board of directors as an executive vice president or a senior vice president); a secretary; a treasurer; a controller; and such assistant vice presidents, assistant secretaries, assistant treasurers, and other officers as the



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            board of directors, in its discretion, may elect.  The board of directors shall designate either the chairman of the board or the president as the chief executive officer of the corporation.

            Any two or more offices of the corporation may be held by the same person. No officer other than the chairman of the board and the president need be a director of the corporation.

Section 29. Other Agents of the Corporation.  The board of directors may from time to time appoint such other agents of the corporation as it shall deem necessary or advisable who shall hold their positions for such terms and shall exercise and perform such duties as shall be determined from time to time by the board of directors.

Section 30. Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

            Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation.

Section 31. Removal.  Any officer or agent may be removed at any time by the affirmative vote of a majority of the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 32. Vacancies.  A vacancy in any office occurring because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 33. Compensation.  The compensation (including bonuses and similar supplemental payments) of the officers of the corporation (other than, in each case, assistant vice presidents, assistant secretaries, and assistant treasurers) and the compensation of other agents of the corporation appointed pursuant to Section 29 hereof shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such compensation from the corporation by reason of the fact that he is also a director of the corporation.

Section 34. Chief Executive Officer.  The chief executive officer of the corporation who shall be designated from time to time by the board of directors and who shall be either the chairman of the board or the president (as hereinabove provided) shall, in general, supervise and control all of the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried out, subject to the control of the board of directors.

Section 35. Chairman of the Board.  The chairman of the board shall preside at all meetings of the board of directors and at all meetings of the stockholders of the corporation, shall consult with the other directors and officers of the corporation and shall perform such other duties and have such other powers as from time to time may be assigned to him by the board of directors, including, if he has been so designated by the board of directors, those devolving upon the chief executive officer. He may sign with the secretary or any other officer of the corporation



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            thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.


Section 36. President.  The president shall, in the absence of the chairman of the board, preside at all meetings of the board of directors and of the stockholders of the corporation, shall consult with the other directors and officers of the corporation and shall perform all duties incident to the office or president and such other duties and have such other powers as from time to time may be assigned to him by the board of directors including, if he has been so designated by the board of directors, those devolving upon the chief executive officer. He may sign with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.

Section 37. Vice Presidents.  In the absence of the president, or in the event of his death, inability or refusal to act, the vice president (or if there be more than one, the executive vice presidents, senior vice presidents or the vice presidents in the order designated by the board of directors, or in the absence of such designation, then in the order of their election or in the order named for election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall perform such other duties and have such other powers as from time to time may be assigned to him by the president or the board of directors.

Section 38. Secretary.  The secretary shall:  (a) keep the minutes of the proceedings of the board of directors and of the stockholders in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which, on behalf of the corporation under its seal, is duly authorized; (d) sign with the chairman of the board, president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;
            (e) have general charge of the stock transfer books of the corporation; and (f) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors.

Section 39. Treasurer.  The treasurer shall:  (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name and to the credit of the corporation in such banks, trust companies or other depositories as shall be selected or approved by the board of directors; (c) disburse the funds of the corporation as directed by the board of directors; (d) keep full and accurate accounts of all such receipts and disbursements of funds in books belonging to the corporation; and (e) in general, perform all of the duties incident to the office of treasurer and other such duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. If required by the board of directors, the treasurer shall give a



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            bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.


Section 40. Controller.  The controller shall be the principal officer in charge of the accounts of the corporation, and he shall perform such duties as from time to time may be assigned to him by the chief executive officer or the board of directors.

Section 41. Assistant Secretaries and Assistant Treasurers.  The assistant secretaries, when authorized by the board of directors, may sign with the chairman of the board, president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chief executive officer or the board of directors.


                     STOCK CERTIFICATES AND THEIR TRANSFER


Section 42. Stock Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation by the chairman of the board, the president or a vice president and by the secretary or assistant secretary, or the treasurer or assistant treasurer of the corporation, certifying the number of shares owned by him in the corporation and sealed with the seal or a facsimile of the seal of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 43. Transfers of Stock.  Upon surrender to any transfer agent of the corporation of a certificate for shares of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 44. Lost Certificates.  The board of directors may authorize the issuance of a new certificate or certificates in lieu of any certificate or certificates theretofore issued by the corporation alleged by the holder thereof to have been lost, stolen, or destroyed, upon compliance by such holder, or his legal representatives, with such requirements as the board of directors may impose or authorize. Such authorization by the board of directors may be general or confined to specific instances.



                               GENERAL PROVISIONS


Section 45. Fixing Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful



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            action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 46. Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable such person for calls and assessments. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 47. Voting and Transfer of Stock in Other Corporations.  The board of directors may by resolution designate an officer or any other person to act for the corporation and vote its shares in any company in which it may own or hold stock and may direct in what manner, and for or against what propositions and in case of elections for whom its vote shall be cast. In case, however, the board of directors has not taken express action, the chairman of the board, the president, any vice president, the treasurer, or the secretary may act for this corporation on all stockholder matters connected with any such company, including voting the shares owned or held by this corporation and executing and delivering proxies, waivers, and stockholder consents. Certificates of stock owned by this corporation in any other company may be endorsed for transfer by any one of the above-listed officers.

Section 48. Payments of Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 49. Reserves.  Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve or reserves to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 50. Checks.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 51. Fiscal Year.  The fiscal year of the corporation shall begin on the first day of January in each year unless otherwise fixed by resolution of the board of directors.

Section 52. Seal.  The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 53. Amendments to Bylaws.  Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of



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            the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.



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